EXHIBIT 99.1

FOR IMMEDIATE RELEASE	For Information:
	Contact:	Michael Doherty
	Phone:	(949) 673-1907
	E-mail:	mdoherty@trestlecorp.com

TRESTLE HOLDINGS AND PFIZER CONTINUE TO EXPAND TELEPATHOLOGY RELATIONSHIP

Additional Telepathology Product from Trestle Installed for Drug Discovery and Research

IRVINE, Calif., Feb. 05, 2004 – Trestle Holdings Inc., (OTCBB.TLHO), a supplier of tissue imaging and network medicine applications announced that it has further expanded its relationship with global pharmaceutical leader, Pfizer, Inc, (NYSE:PFE). Under the agreement, the Company installed an additional MedMicro™ telepathology product at the Pfizer research center in St. Louis, MO.

Trestle’s MedMicro™ product supports Pfizer’s pharmaceutical research scientists by connecting Pfizer’s microscopes to the Internet, allowing researchers from any global Pfizer location to remotely view, navigate, and share high fidelity microscope images.  MedMicro™ works with existing equipment over standard Internet connections and enables real-time collaboration between Pfizer researchers.

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Commenting on the most recent expansion to the Pfizer relationship, Michael Doherty, Chairman of Trestle Holdings Inc., stated, “Since joining forces with Pfizer in 2001, Trestle has expanded its relationship and deployed its technology to seven Pfizer sites across the globe. The combination of Pfizer’s pharmaceutical research knowledge and expertise with Trestle’s telepathology systems continues to produce measurable results and advancement for drug discovery and delivery. “

For more information about Trestle Holdings and its tissue imaging and network medicine applications, please visit the Company’s web site at www.trestlecorp.com.

About Trestle Holdings, Inc.

Trestle Holdings, Inc. develops and sells digital imaging and telemedicine applications to the life sciences markets. The Company’s products, MedReach, MedMicro and MedScan, link dispersed users with each other, information databases, and analytical tools. This improved integration drives cost savings and process efficiencies, improved pre-clinical and clinical phases of research and development for new drugs, and enhances patient care.

Trestle’s digital imaging products, MedMicro™ and MedScan™, have the potential to transform the pathologist work environment by capturing digital images of tissue samples and enabling the sharing, archiving, and analysis of these images.  MedMicro, the Company’s live microscopy product, allows multiple physicians and scientists to remotely view, navigate, and share high fidelity microscope images at sub-micron resolution over standard Internet connections in real time. MedScan, the Company’s second generation imaging product, performs high-speed whole glass slide digitization.  MedScan facilitates image analysis, data management, digital workflow and data association applications for clinical and research customers. For example, for pharmaceutical companies, MedScan enables improvements to the pre-clinical and clinical phases of research and development through better capture, management and analysis of tissue sample information.

Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies.  Trestle’s integrated telemedicine product, MedReach™, allows scientists, physicians and other medical professionals around the world to service more patients. MedReach uses proprietary software and standard computer and medical hardware to facilitate remote examination, diagnosis, and treatment of patients through real time integration of voice, video, medical devices, and patient data.

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms “believes,” “belief,” “expects,” “plans,” “objectives,” “anticipates,” “intends,” “targets,” “projections,” or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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